SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ]Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12



                           Trimble Navigation Limited
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies: N/A
    (2) Aggregate number of securities to which transaction applies: N/A (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
    (4) Proposed maximum aggregate value of transaction: N/A
    (5) Total fee paid: N/A
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   (1) Amount Previously Paid: N/A
   (2) Form, Schedule, or Registration Statement No.: N/A
   (3) Filing Party: N/A
   (4) Date Filed: N/A

                           TRIMBLE NAVIGATION LIMITED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 23, 2002

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trimble Navigation Limited (the "Company") will be held at the Westin Hotel in Santa Clara, located at 5101 Great America Parkway, Santa Clara, California 95054 in the Magnolia Room, on Thursday, May 23, 2002, at 1:00 p.m. local time, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve the adoption of a new 2002 Stock Plan and to reserve 2,000,000 shares of the Company's Common Stock for issuance and sale under the plan, plus any shares currently reserved but unissued under the Company's 1993 Stock Option Plan as of the date of shareholder approval for the 2002 Stock Plan, together with any shares returned, after the date of shareholder approval for the 2002 Stock Plan, to the 1993 Stock Option Plan as the result of the termination of any options granted under such plan.

     3. To approve an increase of 200,000 shares in the number of shares of Common Stock available for purchase by eligible employees under the Company's 1988 Employee Stock Purchase Plan from 3,150,000 shares to an aggregate of 3,350,000 shares.

     4. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending January 3, 2003.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 24, 2002, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, you may also vote via the Internet or by telephone in accordance with the detailed instructions on your Proxy card. Any shareholder attending the meeting may vote in person even if such shareholder previously returned a Proxy.

                                                For the Board of Directors
                                                TRIMBLE NAVIGATION LIMITED

                                                ROBERT S. COOPER
                                                Chairman of the Board
Sunnyvale, California
April 22, 2002


--------------------------------------------------------------------------------
      IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU
      ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD
     IN THE POSTAGE-PREPAID ENVELOPE PROVIDED OR VOTE VIA THE INTERNET OR BY
      TELEPHONE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                           TRIMBLE NAVIGATION LIMITED
                                 ---------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 23, 2002

     The enclosed Proxy is solicited on behalf of the Board of Directors of Trimble Navigation Limited, a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held at the Westin Hotel in Santa Clara, located at 5101 Great America Parkway, Santa Clara, California 95054 in the Magnolia Room, on Thursday, May 23, 2002, at 1:00 p.m. local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

     The Company's principal executive offices are located at 645 North Mary Avenue, Sunnyvale, California 94088. The telephone number at that address is
(408) 481-8000.

     These proxy solicitation materials were mailed on or about April 23, 2002, to all shareholders entitled to vote at the Annual Meeting. A copy of the Company's Annual Report and Letter to Shareholders for the last fiscal year ended December 28, 2001, accompanies this Proxy Statement but does not form any part of the proxy solicitation materials. A full copy of the Company's annual report on Form 10-K, as amended, (including all exhibits thereto) as filed with the Securities and Exchange Commission ("SEC") for the fiscal year ended December 28, 2001, is available via the Internet at the SEC's EDGAR web site at http://www.sec.gov. In addition, a copy of the Company's annual report on Form 10-K, as amended, as filed with the SEC is also available via the Internet at the Company's web site at http://www.trimble.com.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

     Shareholders of record at the close of business on March 24, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 28,181,736 shares of common stock ("Common Stock").

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. In addition, every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder as of the Record Date, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting at the Annual Meeting and the presence or absence of a quorum. The required quorum is a majority of the shares outstanding on the Record Date. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Voting Via the Internet or By Telephone

     In addition to completing the enclosed proxy card and submitting it by mail, shareholders may also vote by submitting proxies electronically either via the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether shares are registered in the Company's stock records directly in a shareholder's name or whether shares are held in the name of a brokerage firm or bank. Detailed electronic voting instructions can be found on the individual proxy card mailed to each shareholder.

     In order to allow individual shareholders to vote their shares and to confirm that their instructions have been properly recorded, the Internet and telephone voting procedures have been designed to authenticate each shareholder's identity. Shareholders voting via the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne solely by the individual shareholder.

Solicitation of Proxies

     The entire cost of this proxy solicitation will be borne by the Company. The Company has retained the services of Mellon Shareholder Services to solicit proxies, for which services the Company has agreed to pay $4,500. In addition, the Company will also reimburse certain out-of-pocket expenses in connection with such proxy solicitation. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

Deadline for Receipt of Shareholder Proposals for 2003 Annual Meeting

     Shareholders are entitled to present proposals for actions at forthcoming shareholder meetings of the Company if they comply with the requirements of the appropriate proxy rules and regulations promulgated by the Securities and Exchange Commission. Proposals of shareholders which are intended to be considered for inclusion in the Company's proxy statement and form of proxy related to the Company's next year 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive offices (Attn: Corporate Secretary--Shareholder Proposals, Trimble Navigation Limited at 645 North Mary Avenue, Sunnyvale, California 94088) no later than December 23, 2002. Shareholders interested in submitting such a proposal are advised to retain knowledgeable legal counsel with regard to the detailed requirements of the applicable securities laws. The timely submission of a shareholder proposal to the Company does not guarantee that it will be included in the Company's applicable proxy statement.

     The Proxy card attached hereto to be used in connection with the Company's current 2002 Annual Meeting grants the proxy holders discretionary authority to vote on any manner otherwise properly raised at such Annual Meeting. The Company presently intends to use a similar form of proxy card for next year's 2003 Annual Meeting of Shareholders. If the Company is not notified at its principal executive offices of a shareholder proposal at least 45 days prior to the one year anniversary of the mailing of this Proxy Statement, then the proxy holders for the Company's 2003 Annual Meeting of Shareholders will have the discretionary authority to vote against any such shareholder proposal if it is properly raised at such annual meeting, even though such shareholder proposal is not discussed in the Company's proxy statement related to that shareholder meeting.


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


                          ITEM I--ELECTION OF DIRECTORS

Nominees

     A board of six directors is to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named below as candidates.

     The names of the nominees and certain information about them, are set forth below:

                                                                                                   Director
   Name of Nominee              Age                 Principal Occupation                            Since
-----------------------------  ------  ---------------------------------------------------------   -----------
Steven W. Berglund              50     President and Chief Executive Officer of the Company           1999
Robert S. Cooper                70     President, Chief Executive Officer and Chairman of the         1989
                                            board of directors of Atlantic Aerospace Electronic
                                            Corporation, Chairman of the Board of Directors of
                                            the Company
John B. Goodrich                60     Business Consultant                                            1981
William Hart                    61     Venture Capital Investor and Business Consultant               1984
Ulf J. Johansson                56     Chairman and Founder of Europolitan Holdings AB                1999
Bradford W. Parkinson           67     Professor at Stanford University and current consultant        1984
                                            to the Company

     Steven W. Berglund joined the Company as President and Chief Executive Officer in March 1999. Mr. Berglund was elected to the Company's Board of Directors at the Annual Meeting of Shareholders held in June of 1999. Mr. Berglund has experience in engineering, manufacturing, finance, and global operations. Prior to joining the Company, Mr. Berglund was president of Spectra Precision, Inc., a subsidiary of Spectra-Physics. Spectra Precision had global revenue of approximately $200 million and developed and manufactured surveying instruments, laser based construction instruments, and machine control systems. During his fourteen years with Spectra-Physics, which was a pioneer in the development of lasers, Mr. Berglund held a variety of positions that included four years based in Europe. Prior to Spectra-Physics, Mr. Berglund spent a number of years at Varian Associates in Palo Alto, California where he held a number of planning and manufacturing roles. Mr. Berglund began his career as a process engineer at Eastman Kodak in Rochester, New York. Mr. Berglund attended the University of Oslo and the University of Minnesota where he received a B.S. degree in Chemical Engineering in 1974 and received a M.B.A. from the University of Rochester in 1977.

     Robert S. Cooper was appointed Chairman of the Company's Board of Directors in August 1998. Dr. Cooper has served as a Director of the Company since April 1989. Since 1985, Dr. Cooper has been president, chief executive officer, and chairman of the board of directors of Atlantic Aerospace Electronics Corporation, an aerospace company. Dr. Cooper also serves on the board of directors of BAE Systems North America. From 1981 to 1985, he was Assistant Secretary of Defense for Research and Technology and simultaneously held the position of Director for the Defense Advanced Research Projects Agency (DARPA). Dr. Cooper received a B.S. degree in Electrical Engineering from State University of Iowa in 1954, a M.S. degree in Electrical Engineering from Ohio State University in 1958, and a Doctor of Science in Electrical Engineering from the Massachusetts Institute of Technology in 1963.

     John B. Goodrich has served as a Director of the Company since January 1981. Mr. Goodrich retired from the law firm of Wilson Sonsini Goodrich & Rosati, where he practiced from 1970 until February of 2002. Mr. Goodrich serves on the boards of several privately held corporations in high technology businesses and as a business consultant. Mr. Goodrich received a B.A. degree from Stanford University in 1963, a J.D. from the University of Southern California in 1966, and a L.L.M. in Taxation from New York University in 1970.

     William Hart has served as a Director of the Company since December 1984. Mr. Hart has been a venture capitalist in the area of information technology for 22 years. He was the founder of Technology Partners, a venture capital management firm based in Palo Alto, California. Before founding Technology Partners in 1980, Mr. Hart was a senior officer and director of Cresap, McCormick and Paget, management consultants. He previously held positions in field marketing and manufacturing planning with IBM Corporation. Mr. Hart has served on the boards of directors of numerous public and privately held technology companies. Mr. Hart received a Bachelor of Management Engineering degree from Rensselaer Polytechnic Institute in 1965 and a M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College in 1967.

     Ulf J. Johansson has served as a Director of the Company since December 1999. Dr. Johansson is a Swedish national with a distinguished career in communications technology. He is a founder and has been chairman of Europolitan Holdings AB, a GSM mobile telephone operator in Sweden since February 1990. Dr. Johansson currently serves as chairman of Frontec AB, an eBusiness consulting company, Zodiak Venture AB, a venture fund focused on information technology, and the University Board of Royal Institute of Technology in Stockholm. Dr. Johansson also currently serves on the board of directors of Novo Nordisk A/S, a Danish pharmaceutical/life science company as well as several privately held companies. Dr. Johansson formerly served as president and chief executive officer of Spectra-Physics, and executive vice president at Ericsson Radio Systems AB. Dr. Johansson received a Master of Science in Electrical
Engineering, and a Doctor of Technology (Communication Theory) from the Royal Institute of Technology in Sweden.

     Bradford W. Parkinson has served as a Director of the Company since 1984, and as a consultant to the Company since 1982. Dr. Parkinson served as the Company's President and Chief Executive Officer from August 1998 through March 1999. From 1980 to 1984 he was group vice president and general manager for Intermetrics, Inc. where he directed five divisions. He also served as president of Intermetrics' industrial subsidiary, PlantStar. In 1979, Dr. Parkinson served as group vice president for Rockwell International directing business development and advanced engineering. Currently, Dr. Parkinson is the Edward C. Wells Endowed Chair professor (emeritus) at Stanford University and has been a Professor of Aeronautics and Astronautics at Stanford University since 1984. Dr. Parkinson has also directed the Gravity Probe-B spacecraft development project at Stanford University, sponsored by NASA, which is the largest program delegated by NASA to a university and has been program manager for several Federal Aviation Administration sponsored research projects on the use of Global Positioning Systems for navigation. Dr. Parkinson was on leave of absence from Stanford University while serving as the Company's President and Chief Executive Officer. Dr. Parkinson received a B.S. degree from the U.S. Naval Academy in 1957, a M.S. degree in Aeronautics/Astronautics Engineering from Massachusetts Institute of Technology in 1961 and a Ph.D. in Astronautics Engineering from Stanford University in 1966.

Vote Required

     The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

     Unless otherwise directed, the proxy holders will vote the proxies received by them for the six nominees named above. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed above as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Recommendation of the Board of Directors

     The Board of Directors recommends that shareholders vote FOR the election of the above-named persons to the Board of Directors of the Company.


Board Meetings and Committees

     The Board of Directors held 14 meetings during the fiscal year ended December 28, 2001. No director attended fewer than 75% of the aggregate of all the meetings of the Board of Directors and the meetings of the committees, if any, upon which such director also served.

     The Board of Directors has a standing Audit Committee. The members of the Audit Committee are directors Hart, Johansson and Parkinson, and director Johansson currently serves as the committee chairman. The Company believes that at least two of the three members are independent directors as defined in Rule 4200(a)(14) of the listing standards of the National Association of the Securities Dealers. The Audit Committee held five meetings during fiscal year 2001. The purpose of the Audit Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information as the committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board's attention.

     Dr. Parkinson, who currently serves on the Company's Audit Committee, served as the Company's interim President and Chief Executive Officer beginning in August 1998 through March 1999 and remains as a consultant to the Company. The Board of Directors has determined that Dr. Parkinson's membership on the Audit Committee is currently required in the best interests of the Company and its shareholders due to his unique background, skills and overall experience with the Company in accordance with Rule 4350(d)(2)(B) of the listing standards of the National Association of the Securities Dealers.

     The Board of Directors has a standing Compensation Committee. The current members of the Compensation Committee are directors Cooper, Goodrich and Hart, and director Goodrich currently serves as the committee chairman. The Compensation Committee held one meeting during fiscal year 2001. The purpose of the Compensation Committee is to review and make recommendations to the full Board of Directors with respect to all forms of compensation to be paid or provided to the Company's executive officers.

     The Board of Directors has a standing Nominating Committee for the purpose of evaluating the size and composition of the Company's Board of Directors as well as considering potential additional candidates to serve as members of the Board of Directors. The current members of the Nominating Committee are directors Cooper and Goodrich, and director Cooper serves as the committee chairman. Director Berglund also previously served on the Nominating Committee during fiscal year 2001; however, he resigned from the committee effective as of March 29, 2002. The Nominating Committee did not hold any formal meetings during fiscal year 2001. The Nominating Committee will consider nominees proposed by shareholders of the Company. Any shareholder who wishes to recommend a suitably qualified prospective nominee for the Company's Board of Directors should do so in writing by providing such candidate's name, qualifications (including a resume, if available) and appropriate contact information to the Company at its principal executive offices, Attn: Corporate Secretary--Nominating Committee, Trimble Navigation Limited at 645 North Mary Avenue, Sunnyvale, California 94088.

     The Board of Directors formed a Finance Committee in October 2001 for the purpose of assisting the Board of Directors and the management of the Company with certain matters involving the financing of the Company's business but not with respect to matters relating to budgeting or to financial or managerial accounting decisions for the Company. The current members of the Finance Committee are directors Goodrich, Hart and Johansson, and director Hart currently serves as the committee chairman. The Finance Committee held five meetings during fiscal year 2001. Since being established, the Finance Committee has assisted the Company with assessing the adequacy of the Company's financial resources to meet current and anticipated strategic and operating needs, understanding the economic and financial issues and risks facing the Company as well as the overall financial soundness of the Company, finding programs for obtaining additional financial resources, determining the appropriateness and risks of proposed financing arrangements and participating in the discussions and negotiations related to proposed financing arrangements.


                          Compensation Committee Report

     The Compensation Committee of the Board of Directors (the "Committee") establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers of the Company. The Committee believes that the compensation of the Chief Executive Officer should be primarily influenced by the overall financial performance of the Company.

     The Committee also believes that the compensation of the Chief Executive Officer should be established within a range of compensation for similarly situated chief executive officers of comparable companies in the high technology and related industries in the Standard & Poor's High Technology Composite Index ("peer companies") and their performance according to data obtained by the Committee from independent outside consultants and publicly available data, such as proxy data from peer companies as adjusted by the Committee's consideration of the particular factors influencing the Company's performance and current situation. A portion of the Chief Executive Officer's compensation package is established as base salary and the balance is variable and consists of an annual cash bonus and/or stock option grants.

     Within these established ranges and guidelines, and taking into account the Company's historical performance compared to peer companies, the Committee and Board of Directors also carefully considered the current risks and challenges facing the Company as well as the individual qualifications, skills and past performance of Mr. Berglund. Based on these considerations, the Committee and Board of Directors approved a base annual salary of $440,000 for Mr. Berglund beginning effective as of January 1, 2001. See also "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

     The Committee carefully reviewed and considered its cash bonus program for fiscal year 2001 for senior executives of the Company. Such program provided for an annual cash bonus, a portion of which was paid quarterly, based upon a maximum eligible percentage of each executive's base salary within a range of target incentives as reported by professional compensation surveys. The percentage for each executive was then adjusted by factoring in an evaluation of such individual's performance. The total size of the Company's bonus pool for all employees, including executives, was determined with respect to the Company's performance in meeting certain goals for both revenue and income for fiscal year 2001. For fiscal year 2001, the total bonus pool for all employees, including all executives other than the Chief Executive Officer, was approximately $400,000. The Board of Directors and the Committee have approved a similar cash bonus program for fiscal year 2002; however, interim payments will no longer be made on a quarterly basis and a single cash bonus will be paid at the end of the year.

     Pursuant to the terms of his employment agreement, Mr. Berglund was eligible for a cash bonus of up to 50% of his base salary for fiscal year 2000 and he was guaranteed this bonus amount on a pro rata basis for fiscal year 1999. In 2001, Mr. Berglund was paid a bonus of $166,523 for meeting his goals set by the Board of Directors for the prior fiscal year 2000. As also approved by the Board of Directors, Mr. Berglund will be eligible for a bonus of up to 70% of his base salary for fiscal year 2001; however, the Committee and the Board of Directors have not yet determined a final bonus amount for fiscal year 2001.

     Based on the Board of Directors' and the Committee's evaluation of the Chief Executive Officer's ability to influence the long-term growth and profitability of the Company, the Board of Directors determined that Mr. Berglund should receive an option grant to purchase 400,000 shares of the Company's Common Stock upon his starting with the Company in March 1999 at the then fair market value of $8.00 per share. In addition, in connection with his performance review during the last fiscal year 2001, the Committee and the Board of Directors approved a new option grant for Mr. Berglund to purchase an additional 25,000 shares of the Company's Common Stock at the then current fair market value of $17.050 per share. Both such options vest ratably over five years and have partial acceleration provisions in certain change of control situations.

     The Committee also adopted similar policies with respect to the overall compensation of other senior executive officers of the Company. A portion of each compensation package was established as base salary, and the balance is variable and consists of an annual cash bonus and stock option grants. Using salary survey data supplied by outside consultants and other publicly available data, such as proxy data from peer companies, the Committee established base salaries for each senior executive within a range of salaries of similarly situated executive officers at comparable companies. In addition, these base salaries of senior executive officers were then adjusted by the Committee taking into consideration factors such as the relative performance of the Company, the performance of the business unit for which the senior executive is responsible and the individual's past performance and future potential.

     The size of option grants, if any, to other senior executive officers was determined by the Committee's evaluation of each executive's ability to influence the Company's long-term growth and profitability. The Company also has a metric measurement system in place with respect to option grants made to all new employees under the Company's option plans in order to ensure consistency among grants and competitiveness in the marketplace. Generally, these options are granted at the then current market price, and because the value of an option bears a direct relationship to the Company's stock price, it is an incentive for managers to create value for shareholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

     During fiscal year 2001, the Compensation Committee and the Board of Directors reviewed all employees and executive officers of the Company, other than the Chief Executive Officer, as part of a single worldwide program. The purpose of this single review plan is to provide a common, annual review date for all levels of managers to review all employees of the Company. Under this plan, all executive officers can also be reviewed by the Compensation Committee at the same time. The annual review period for this single worldwide plan was set as July 30 for fiscal year 2001 and has not yet been set for fiscal year 2002.

     Under the single review plan, the total compensation of all employees of the Company, including executive officers, will be reviewed annually in accordance with the same common criteria. Base salary guidelines have been established and will be revised periodically based upon market conditions, the economic climate and the Company's financial position. Merit increases, if any, for all employees of the Company, including executive officers, will be based upon the following criteria: the individual employee's performance for the year as judged against his/her job goals and responsibilities, the individual employee's salary and performance as compared to other employees in the same or similar department, the individual employee's position in the salary grade, the employee's salary relative to market data for the position and the Company's fiscal budget and any associated restrictions.

 Robert S. Cooper, Member   John B. Goodrich, Chairman    William Hart, Member
 Compensation Committee       Compensation Committee      Compensation Committee

 Steven W. Berglund,             Ulf J. Johansson,        Bradford W. Parkinson,
 Board of Directors             Board of Directors        Board of Directors

Compensation Committee Interlocks and Insider Participation

     Robert S. Cooper, John B. Goodrich and William Hart served as the members of the Company's Compensation Committee during the 2001 fiscal year. In August 1998, Dr. Cooper was appointed to serve as the Company's Chairman of the Board of Directors and became an employee of the Company through August 1999 pursuant to an agreement approved by a majority of the disinterested members of the Board of Directors. In December 1998, Mr. Goodrich was appointed to serve as the Company's corporate secretary; however; he is not, and has never been an employee of the Company. In addition, Mr. Goodrich retired in February 2002 as a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. where he practiced from 1970. The law firm was retained by the Company during the past fiscal year as outside counsel to provide certain legal services to the Company. Mr. Hart is not, and has never been, an employee or officer of the Company. See "Compensation of Directors," "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions."


Compensation of Directors

     Cash Compensation. In order to help attract additional new outside candidates to serve on the Company's Board of Directors, the Board of Directors carefully considered and adopted a cash compensation policy effective January 2, 1999. Under this cash compensation plan, all non-employee directors receive an annual cash retainer of $15,000 to be paid quarterly in addition to a fee of $1,500 for each board meeting attended in person and $375 for each board meeting attended via telephone conference. Members of designated committees of the Board of Directors receive $750 per meeting which is not held on the same day as a meeting of the full Board of Directors. Non-employee directors are also reimbursed for travel, including a per diem for international travel, and other necessary business expenses incurred in the performance of their services as directors of the Company.

     1990 Director Stock Option Plan. The Company's 1990 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on December 19, 1990 and approved by the shareholders on April 24, 1991. An aggregate of 380,000 shares of the Company's Common Stock has been previously reserved for grants issuable pursuant to the Director Plan ("Director Options"). The Director Plan provides for the annual granting of nonstatutory stock options to each non-employee director of the Company (the "Outside Directors"). Pursuant to the terms of the Director Plan, new Outside Directors are granted a one-time option to purchase 15,000 shares of the Company's Common Stock upon initially joining the Board of Directors. Thereafter, each year, each Outside Director receives an additional option grant to purchase 5,000 shares if re-elected at the annual meeting of shareholders. All such Director Options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, vest over three years, and have a ten year term of exercise. In addition, all such grants are automatic and are not subject to the discretion of any person upon the re-election of each such Outside Director.

     As of the Record Date, options to purchase an aggregate of 198,333 shares, having an average exercise price of $17.4722 per share and expiring from April 2002 to May 2011 were outstanding and 60,416 shares remained available for future grant under the Director Plan. During the last fiscal year ended December 28, 2001, directors Cooper, Goodrich, Hart, Johansson and Parkinson were each granted Director Options to purchase 5,000 shares of the Company's Common Stock at an exercise price of $16.80 per share.

     Other Arrangements. Dr. Parkinson has served as a consultant to the Company since 1982. He currently receives $6,000 per month for consulting services that he provides to the Company.

     In the past, Dr. Parkinson and Dr. Cooper were also directly employed by the Company in connection with serving as the Company's President and Chief Executive Officer and Chairman of the Board, respectively, and in providing transitional services to the Company through August 1999. As part of such agreements, each also entered into certain standby consulting agreements with the Company. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Compensation Committee Report." Dr. Cooper has continued as the Company's Chairman of the Board of Directors since that time, but has not received any special compensation for such services.

     In June 2000, the Company entered into an agreement for professional services with Bjursund Invest AB, a company which is wholly-owned by Ulf J. Johansson. Pursuant to the terms of this agreement, Mr. Johansson will provide certain consulting and advisory services to the Company in Sweden and Europe in addition to his serving on the Company's Board of Directors. The Company will pay $4,000 per day for such services with an annual guaranteed minimum payment of $24,000 together with expenses invoiced at cost, but in no event will payments during any one year exceed $60,000. Such agreement has a one-year term and is subject to automatic renewals in one-year extensions unless previously terminated with one month advance notice. The Company paid a total of $24,000 under this agreement for services rendered during fiscal year 2001.


                             Audit Committee Report

     The Audit Committee of the Board of Directors is comprised of the three Directors named below, none of whom are officers or employees of the Company; however, Dr. Parkinson previously served as the Company's interim President and Chief Executive Officer beginning in August 1998 through March 1999 and currently remains as a consultant to the Company and the Company has a consulting arrangement with a company which is wholly owned by Ulf J. Johansson as described above. The Audit Committee believes that at least two of its three members are independent directors as defined by applicable Nasdaq National Market rules and listing standards. The Audit Committee has adopted a written charter which has been approved by the Board of Directors.

     The Audit Committee has reviewed and discussed the Company's financial statements and financial reporting process with the Company's management, which has the primary responsibility for the financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, the Company's current independent auditors are responsible for performing an independent audit of the consolidated financial statements of the Company and for expressing an opinion on the conformity of those financial statements with generally accept accounting principals. The Audit Committee reviews and monitors these processes and receives reports from Ernst & Young and Company management. The Audit Committee also discussed with Ernst & Young the overall scope and plans of their audits, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting processes.

     The Audit Committee has discussed with Ernst & Young those matters required to be discussed by Statement of Auditing Standards No. 61 ("Communication With Audit Committees"). Ernst & Young has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committee"), and has also discussed with Ernst & Young that firm's independence from management and the Company. The Audit Committee has also considered whether Ernst & Young's provision of non-audit services (such as internal audit assistance, tax-related services and due diligence procedures, services and advice related to mergers and acquisitions) to the Company and its affiliates is compatible with maintaining the independence of Ernst & Young with respect to the Company and its management.

     Based upon the reviews, discussions and considerations referred to above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2001, and that Ernst & Young LLP be appointed as the independent auditors for the Company for the current fiscal year 2002. The foregoing report is provided by the following members of the Company's Board of Directors, who constitute the Audit Committee:

William Hart, Member  Ulf J. Johansson, Chairman   Bradford W. Parkinson, Member
   Audit Committee          Audit Committee               Audit Committee

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the shares of Company's Common Stock beneficially owned as of the Record Date (unless otherwise noted below) by: (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company (including nominees), (iii) the executive officers of the Company named in the Summary Compensation Table contained in "COMPENSATION OF EXECUTIVE OFFICERS", and (iv) all directors and executive officers of the Company, as a group:

                                                                                                          Shares
                                                                                                  Beneficially Owned (2)
                                                                                              --------------------------------
     5% Shareholders, Directors and Nominees, and Executive Officers (1)                           Number         Percent (%)
-------------------------------------------------------------------------------------------   ---------------    -------------
Mellon Financial Corporation, The Boston Company, Inc. and
     The Boston Company Asset Management, LLC (3).......................................          3,021,071         10.72
     One Mellon Bank Center
     500 Grant Street
     Pittsburgh, Pennsylvania   15258-0001
Capital Research and Management Company (4).............................................          2,163,300          7.68
     333 South Hope Street, 55th Floor
     Los Angeles, California   90071

Steven W. Berglund (5)..................................................................            255,843            *
Robert S. Cooper (6)....................................................................            137,861            *
John B. Goodrich (7)....................................................................             51,682            *
William Hart (8)........................................................................             86,803            *
Ulf J. Johansson (9)....................................................................             13,750            *
Bradford W. Parkinson (10)..............................................................             67,514            *
Mary Ellen Genovese (11)................................................................             84,420            *
Ronald C. Hyatt (12)....................................................................            263,517            *
Karl G. Ramstrom (13)...................................................................             35,397            *
Dennis L. Workman (14)..................................................................             30,607            *

All Directors and Executive Officers, as a group
     (18 persons) (5)-(15)..............................................................          1,286,062          4.41
---------------------------

*    Indicates less than 1%
(1) Except as otherwise noted in the table, the business address of each of the persons named in this table is: c/o Trimble Navigation Limited, 645 North Mary Avenue, Sunnyvale, California 94088.
(2) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them.
(3) The information presented with respect to Mellon Financial Corporation ("MFC"), The Boston Company, Inc. ("BC") and The Boston Company Asset Management, LLC ("BCAM") is as reported pursuant to Amendment No. 1 to a
     Schedule 13G as jointly filed with the Securities and Exchange Commission on January 24, 2002 by MFC, BC and BCAM. As reported on such joint Schedule 13G, MFC and BC are parent holding companies in accordance with Section 240.13-d(1)(b)(1)(ii)(G) of the Exchange Act and BCAM is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. MFC was deemed to be the beneficial owner of all 3,021,071 shares as of the date of such filing due to its sole dispositive power over such shares. In addition, as of the date of such filing, BC was deemed to be the beneficial owner of an aggregate of 2,583,680 shares and BCAM was deemed to be the beneficial owner of an aggregate of 1,991,280 shares. According to the Schedule 13G, all of the reported shares are beneficially owned by MFC and direct or indirect subsidiaries in their various fiduciary capacities and, as a result, another entity in every instance is entitled to any dividends or proceeds from the sale of such shares and none of such individual accounts hold an interest of 5% or more. The Company has not attempted to independently verify any of the information contained in the
     Schedule 13G as filed.

(4) The information presented with respect to Capital Research and Management Company ("CRMC") is as reported pursuant to Amendment No. 4 to a Schedule 13G as filed with the Securities and Exchange Commission on February 11, 2002 by CRMC. As reported on such Schedule 13G, CRMC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and was deemed to be the beneficial owner of all 2,163,300 shares as of the date of such filing due to its sole dispositive power over such shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CRMC disclaims beneficial ownership of all such shares pursuant to Rule 13d-4 of the Exchange Act of 1934, as amended. The Company has not attempted to independently verify any of the information contained in the Schedule 13G as filed.
(5) Includes 253,333 shares subject to stock options exercisable within 60 days of the Record Date.
(6) Includes 104,861 shares subject to stock options exercisable within 60 days of the Record Date.
(7) Includes 33,194 shares subject to stock options exercisable within 60 days of the Record Date.
(8) Includes 44,861 shares subject to stock options exercisable within 60 days of the Record Date.
(9) Includes 13,750 shares subject to stock options exercisable within 60 days of the Record Date.
(10) Includes 3 shares held by Dr. Parkinson's spouse, 2,515 shares held in a charitable remainder trust and 61,661 shares subject to stock options exercisable within 60 days of the Record Date.
(11) Includes 76,192 shares subject to stock options exercisable within 60 days of the Record Date.
(12) Includes 141,500 shares subject to stock options exercisable within 60 days of the Record Date. Mr. Hyatt retired as an executive officer of Company effective February 2002, but has agreed to remain as a consultant to the Company through June 2002.
(13) Includes 33,960 shares subject to stock options exercisable within 60 days of the Record Date.
(14) Includes 28,666 shares subject to stock options exercisable within 60 days of the Record Date.
(15) Includes an aggregate of 969,232 shares subject to stock options exercisable within 60 days of the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities during fiscal year 2001 to file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such forms received by it and on written representations from its officers and directors and certain other reporting persons that no Forms 5 were required for such persons, the Company believes that, during the last fiscal year ended December 28, 2001, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with on a timely basis.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation, including bonuses, for each of the Company's last three fiscal years ending December 28, 2001 paid to
(i) all persons who served as the Company's Chief Executive Officer during last completed fiscal year, and (ii) the four other most highly compensated executive officers of the Company serving at the end of the last completed fiscal year:

                           Summary Compensation Table

                                                                                             Long-term
                                                            Annual Compensation(1)        Compensation(2)
                                                           -----------------------------  ---------------------
                                                                                              Securities           All Other
                                                             Salary          Bonus         Underlying Options    Compensation
Name and Principal Position                      Year         ($)             ($)               (#)                 (3) ($)
----------------------------------------------  ------     -----------  ----------------  ------------------   ------------------
Steven W. Berglund (4)                           2001       440,000       166,523 (5)          25,000            97,298 (6)
    President and Chief Executive Officer        2000       400,000       154,500 (7)               -           101,192 (8)
                                                 1999       320,000             0             400,000 (9)       137,016 (10)

Mary Ellen Genovese                              2001       243,202        40,266 (11)         40,000             2,658 (12)
    Chief Financial Officer and                  2000       183,574        74,726 (13)         90,000 (14)        2,592 (15)
    Vice President Finance                       1999       180,366             0              26,000             1,939 (16)

Ronald C. Hyatt (17)                             2001       222,115        36,495 (18)              0             1,000
    Senior Vice President and General            2000       260,637       102,264 (19)          5,000             1,200
    Manager, Agriculture Division                1999       250,000             0                   0             1,200

Karl G. Ramstrom (20)                            2001       206,934             0              35,000           131,850 (21)
    Senior Vice President and General            2000        85,254             0              80,000 (22)       35,000 (23)
    Manager, E&C Division                        1999             -             -                  -                  -

Dennis L. Workman                                2001       200,070        41,414 (24)         25,000             2,073
    Vice President and General Manager,          2000       197,359        62,402 (25)         10,000             1,200
    Component Technologies Division              1999       175,934             0              20,000             1,200
---------------------------

(1) Compensation deferred at the election of executive is included in the category and in the year earned.
(2) The Company has not issued stock appreciation rights or restricted stock awards. The Company has no "long-term incentive plan" as the term is defined in the applicable rules.
(3) Includes amounts contributed by the Company pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, for the periods in which they accrued. All full-time employees are eligible to participate in the Company's 401(k) plan.
(4) Mr. Berglund has served as the Company's President and Chief Executive Officer since March 1999.
(5) Represents a performance bonus earned for 2000, which was paid to Mr. Berglund during the 2001 year.
(6) Includes $95,840 as the portion of a loan, including related accrued interest, that was forgiven by the Company during the year. The loan was originally made in connection with hiring Mr. Berglund for the purpose of assisting him with relocating to California and obtaining a primary residence. See "Certain Relationships and Related Transactions". Also includes $1,458 paid by the Company for fitness center dues provided to Mr. Berglund.
(7) Represents a performance bonus earned for 1999, which was paid to Mr. Berglund during the 2000 year.
(8) Includes $99,800 as the portion of a loan, including related accrued interest, that was forgiven by the Company during the year. The loan was originally made in connection with hiring Mr. Berglund for the purpose of assisting him with relocating to California and obtaining a primary residence. See "Certain Relationships and Related Transactions". Also includes $1,392 paid by the Company for fitness center dues provided to Mr. Berglund.
(9) Mr. Berglund received a one-time grant of an option to purchase 400,000 shares in connection with being hired as the Company's President and Chief Executive Officer.

(10) Includes $42,333 as the portion of a loan, including related accrued interest, that was forgiven by the Company during the year and $93,479 of relocation costs paid by the Company in connection with the hiring of Mr. Berglund. The loan was originally made in connection with hiring Mr. Berglund for the purpose of assisting him with relocating to California and obtaining a primary residence. See "Certain Relationships and Related Transactions". Also includes $1,204 paid by the Company for fitness center dues provided to Mr. Berglund.
(11) Represents a performance bonus earned for 2000, which was paid to Mrs. Genovese during the 2001 year.
(12) Includes $1,458 paid by the Company for fitness center dues provided to Mrs. Genovese.
(13) Includes $61,326 as a performance bonus earned for 1999, which was paid to Mrs. Genovese during the 2000 year.
(14) Mrs. Genovese received a one-time grant of an option to purchase 90,000 shares in connection with her promotion to the Company's Chief Financial Officer.
(15) Includes $1,392 paid by the Company for fitness center dues provided to Mrs. Genovese.
(16) Includes $739 paid by the Company for fitness center dues provided to Mrs. Genovese.
(17) Mr. Hyatt retired as an executive officer of Company effective February 2002, but has agreed to remain as a consultant to the Company through June 2002.
(18) Represents a performance bonus earned for 2000, which was paid to Mr. Hyatt during the 2001 year.
(19) Includes $83,960 as a performance bonus earned for 1999 which was paid to Mr. Hyatt during the 2000 year.
(20) Mr. Ramstrom has served as the Company's Senior Vice President and General Manager, Engineering and Construction Division since July 14, 2000.
(21) Includes $125,000 paid by the Company to a Swedish pension fund provided to Mr. Ramstrom and $6,850 paid to Mr. Ramstrom as an auto allowance.
(22) Mr. Ramstrom received a one-time grant of an option to purchase 80,000 shares in connection with being hired as the Company's Senior Vice President and General Manager, Engineering and Construction Division.
(23) Includes $35,000 paid by the Company to a Swedish pension fund provided to Mr. Ramstrom.
(24) Includes $21,397 as a performance bonus earned for 2000 which was paid to Mr. Workman during the 2001 year.
(25) Includes $47,488 as a performance bonus earned for 1999 which was paid to Mr. Workman during the 2000 year.

     The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the last fiscal year ended December 28, 2001:

                        Option Grants in Last Fiscal Year

                                      Individual Grants
--------------------------------------------------------------------------------------------------- Potential Realizable
                                    Number of       % of Total                                      Value at Assumed
                                    Securities        Options                                      Annual Rates of Stock
                                    Underlying      Granted to                                      Price Appreciation
                                     Options        Employees in     Exercise      Expiration       for Option Term (4)
                                     Granted        Fiscal Year        Price          Date         -----------------------
              Name                     (#)              (1)        ($/Share) (2)       (3)           5% ($)      10% ($)
---------------------------------  ------------   ---------------  ---------------- -------------  ------------------------
Steven W. Berglund...........        25,000             2.34            17.050      10/17/11        268,111      679,443

Mary Ellen Genovese..........        40,000             3.74            17.150       7/6/11         431,494    1,093,484

Ronald C. Hyatt..............             -               -                -            -                 -            -

Karl G. Ramstrom.............        35,000             3.27            17.150       7/6/11         377,557      956,799

Dennis L. Workman............        25,000             2.34            17.470       7/18/11        274,716      696,180
---------------------------

(1) The Company granted options to purchase an aggregate of 1,070,029 shares of the Company's Common Stock to employees, consultants and non-employee directors during fiscal year 2001 pursuant to the Company's 1993 Stock Option Plan and the 1990 Director Stock Option Plan.
(2) All options presented in this table were granted at an exercise price equal to the then fair market value of a share of the Company's Common Stock on the date of grant, as quoted on the Nasdaq National Market System.
(3) All options presented in this table may terminate before the stated expiration upon the termination of optionee's status as an employee, consultant or director, including upon the optionee's death or disability.
(4) The assumed 5% and 10% compound rates of annual stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. All grants listed in the table vest over five years and have a ten-year term of exercise which, assuming the specified rates of annual compounding, results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year) for the ten-year option term.



     The following table provides information on option exercises by the persons named in the Summary Compensation Table during the last fiscal year ended December 28, 2001:

                           Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                      Number of Securities
                                                                     Underlying Unexercised         Value of Unexercised
                                       Shares                            Options at               In-the-Money Options
                                     Acquired on                     Fiscal Year-End (#)         at Fiscal Year-End ($)(1)
                                      Exercise     Value Realized  ----------------------------  ------------------------------
               Name                      (#)            ($)        Exercisable   Unexercisable    Exercisable   Unexercisable
-----------------------------------  ------------  --------------- ------------- --------------  -------------- ---------------
Steven W. Berglund.............            -              -           220,000       205,000        1,806,200      1,477,800

Mary Ellen Genovese............            -              -            61,234       120,766          116,998         81,088

Ronald C. Hyatt................            -              -           168,667         6,333        1,077,358         10,525

Karl G. Ramstrom...............            -              -            24,980        90,020                0              0

Dennis L. Workman..............            -              -            24,667        47,833           65,028         67,529

(1) Represents the market value of the Common Stock underlying the options at fiscal year end, less the exercise price of "in-the-money" options. The closing price of the Company's Common Stock on December 28, 2001 as quoted on the Nasdaq National Market System was $16.21 per share.

Changes to Compensation Plans

     As described further in this Proxy Statement, the Company has proposed resolutions to adopt a new 2002 Stock Plan to replace the Company's 1993 Stock Option Plan (see Item II below) and to increase the number of shares of Common Stock reserved under the Company's 1988 Employee Stock Purchase Plan (see Item III below). Because all grants under the 2002 Stock Plan are to be made at the discretion of the Board of Directors, future grants under the 2002 Stock Plan are not yet determinable. Similarly, because each employee's participation in the Company's 1988 Employee Stock Purchase Plan is purely voluntary, the future benefits under the plan are also not yet determinable. Accordingly, the following table summarizes the number of stock options granted under the Company's 1993 Stock Option Plan (which is being replaced by the new 2002 Stock
Plan) and the number of shares purchased under the 1988 Employee Stock Purchase Plan, during the last fiscal year ended December 28, 2001 to (i) the persons named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees (excluding executive officers) as a group.

                                New Plan Benefits

                                                                                                1988 Employee
                                                        1993 Stock Option Plan (1)          Stock Purchase Plan (3)
                                                    ----------------------------------  -----------------------------------
                                                     Exercise Price       Number of      Purchase Price       Number of
                Name and Position                   ($ per Share) (2)  Options Granted  ($ per Share) (4)  Shares Purchased
-------------------------------------------------  ------------------- ---------------- ----------------- ------------------
Steven W. Berglund
     President and Chief Executive Officer.....            17.050             25,000              -                   -
Mary Ellen Genovese
     Chief Financial Officer and
     Vice President Finance....................            17.150             40,000          15.052              1,225
Ronald C. Hyatt (5)
     Senior Vice President and General
     Manager, Agriculture Division.............                -                   -          15.414              1,098
Karl G. Ramstrom
     Senior Vice President and General
     Manager, E&C Division.....................            17.150             35,000          15.008              1,103
Dennis L. Workman
     Vice President and General Manager,
     Component Technologies Division...........            17.470             25,000          16.564              1,087

Current Executive Officers, as a group..........           16.970            328,000          15.388              9,608

Non-Executive Officer Directors, as a group.....               -                   -              -                   -

Non-Executive Officer Employees, as a group.....           17.212            742,279          15.121            198,546
---------------------------

(1) Only employees and consultants (including officers and directors) of the Company are eligible for option grants under the 1993 Stock Option Plan (and the new 2002 Stock Plan) as approved by the Company's Board of Directors.
(2) Exercise prices for the options granted during the last fiscal year 2001 under the 1993 Stock Option Plan are shown on a weighted-average basis for the groups presented. Future benefits under the Company's option plans are not determinable, as grants of options are at the discretion of the Company's Board of Directors and are dependent upon the price of the Company stock in the future. The closing price of the Company's Common Stock on December 28, 2001 as quoted on the Nasdaq National Market System was $16.21.
(3) Only Company employees (including officers) whose customary employment with the Company is at least 20 hours per week and more than five months in any calendar year are eligible to participate in the 1988 Employee Stock Purchase Plan.
(4) Under the terms of the 1988 Employee Stock Purchase Plan, eligible employees may purchase shares of the Company's Common Stock through payroll deductions at a purchase price not less than 85% of the fair market value of the Company's Common Stock on the first or last day of each applicable six-month offering period. See "Item III-Amendment of the 1988 Employee Stock Purchase Plan." All purchase prices for shares acquired during the last fiscal year ended December 28, 2001 under the 1988 Employee Stock Purchase Plan are shown on a weighted-average basis. There were two open offering periods during the last fiscal year and the applicable per share purchase prices were $16.567 and $13.780, respectively.
(5) Mr. Hyatt retired as an executive officer of Company effective February 2002, but has agreed to remain as a consultant to the Company through June 2002.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

Steven W. Berglund

     On March 17, 1999, Mr. Berglund entered into an employment agreement with the Company to serve as the Company's President and Chief Executive Officer. Such agreement provided that Mr. Berglund's base compensation is $33,333 per month and that he would be eligible for a bonus of up to 50% of his base compensation pro rata for fiscal years 1999 and 2000. The employment agreement guaranteed one half of this bonus amount for fiscal year 1999 and specified that the other terms and conditions of such bonus payments would be as negotiated with the Company's Board of Directors. In the event of Mr. Berglund's involuntary termination or termination for other than defined cause, he will receive 12 months of severance based upon his last annual base salary plus any accrued bonus to date.

     In addition, upon joining the Company, Mr. Berglund was granted options to purchase an aggregate of 400,000 shares of the Company's Common Stock with an exercise price of $8.00 per share which was the fair market value on the date of grant in accordance with the terms of such agreement. Such options vest 20% at the first anniversary and monthly thereafter for five years from the original date of grant and have a ten year term of exercise. In the event of a change-of-control of the Company, Mr. Berglund will receive an additional 12 months of vesting with respect to such options.

     In connection with hiring Mr. Berglund and his original relocation to California and pursuant to the terms of his employment agreement, the Company provided him with interim housing and reimbursed him for certain moving costs and expenses. The Company also provided him with a loan of $400,000 to assist in the purchase of a new primary residence. Such loan is secured by a second deed of trust on the residence and was made at the lending rate at which the Company is able to borrow, as adjusted from time to time. Such loan is to be forgiven by the Company ratably over five years contingent upon Mr. Berglund continuing to be employed by the Company; provided, however, that any remaining unpaid obligation would be due and payable to the Company upon the anniversary of any separation if Mr. Berglund's employment relationship with the Company ends during such time period.

     Pursuant to the employment agreement, Mr. Berglund is also eligible for other benefits and programs available to the Company's employees, including paid vacation, medical, dental, life and disability insurance, and a 401(k) Retirement Plan with a Company match and he will also be eligible to participate in the Company's Executive Nonqualified Deferred Compensation Plan.

Robert S. Cooper

     In connection with agreeing to serve as the Company's Chairman of the Board of Directors beginning in August 1998, Dr. Cooper entered into employment and consulting agreements with the Company though August 31, 1999. At that time, Dr. Cooper also entered into a standby consulting agreement with the Company for which he will be paid on an hourly basis for consulting services on an as needed basis as determined by the Company's Chief Executive Officer through September 1, 2003.

     Upon beginning service as the Company's Chairman of the Board, Dr. Cooper was granted an option to purchase 60,000 shares of the Company's Common Stock with an exercise price of $10.125 per share which was the fair market value on the date of grant in accordance with the terms of such agreements. Such options vested ratably over 12 months from the original date of grant and have a five year term of exercise contingent upon Dr. Cooper remaining as an employee, consultant or director to the Company.

Bradford W. Parkinson

     In connection with agreeing to serve as the Company's interim President and Chief Executive Officer beginning in August 1998, Dr. Parkinson entered into employment and consulting agreements with the Company though August 31, 1999. At that time, Dr. Parkinson also entered into a consulting agreement with the Company which provides Dr. Parkinson with a payment of $6,000 per month commencing June 1, 1999 through June 1, 2002, unless terminated earlier. In addition, Dr. Parkinson also entered into a standby consulting agreement with the Company for which he will be paid on an hourly basis for consulting services on an as needed basis as determined by the Company's Chief Executive Officer through September 1, 2003.

     Pursuant to his employment agreement and upon beginning service as the Company's President and Chief Executive Officer in August 1998, Dr. Parkinson was granted an option to purchase 100,000 shares of the Company's Common Stock with an exercise price of $10.125 per share which was the fair market value on the date of grant in accordance with the terms of such agreements. Such options vested ratably over six months from the original date of grant and have a five year term of exercise contingent upon Dr. Parkinson remaining as an employee, consultant or director to the Company.


Certain Relationships and Related Transactions

     In May 2001, the Company entered into a settlement agreement with David M. Hall, the Company's former Senior Vice President, Marketing and Business Development, pursuant to which the Company agreed to make monthly severance payments in the aggregate amount of $252,405, provided that certain conditions continue to be met. During fiscal year 2001, Mr. Hall received an aggregate of $171,826.

     The following table sets forth information with regard to loans made to executive officers of the Company who had outstanding amounts of more than $60,000 at any time since the beginning of the Company's last fiscal year. Each of these loans was made by the Company for the purpose of assisting such executive officer in the acquisition of his primary residence in an exceptional housing market in a location for the benefit of the Company in accordance with the Company's bylaws. Each of these loans is secured by a second deed of trust on such residence, has a term of five years and requires that the interest on such principal amounts be paid currently each year. The principal balance is due in full at the end of such five year term, but such executive officers may pre-pay all or any portion of such balance without a prepayment penalty. The interest rate for each of these loans was set with reference to the then applicable mid-term annual federal rate.

                                                                                  Principal Amount         Largest Amount
                                                                    Annual         Outstanding at        Outstanding During
               Name and Position                  Date of Loan   Interest Rate     Record Date ($)      Fiscal Year 2001 ($)
---------------------------------------------    --------------  --------------   ------------------   -----------------------
Steven W. Berglund                                   6/25/99         5.40%             186,667                 286,667-
     President and Chief Executive Officer

Irwin L. Kwatek                                      8/15/01         4.99%             150,000                 150,000
     Vice President and General Counsel


Company Performance

     The following graph shows a five year comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Standard & Poor's Technology Sector Index: (1)

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS *
                        AMONG TRIMBLE NAVIGATION LIMITED,
                   NASDAQ COMPOSITE TOTAL RETURN INDEX (U.S.),
                            AND THE STANDARD & POOR'S
                             TECHNOLOGY SECTOR INDEX

[The performance graph has been omitted. Performance Graph. The performance graph required by Item 402(1) of Regulation S-K is set forth in the paper copy of the Proxy Statement immediately following the caption "COMPARISON OF
FIVE YEAR CUMULATIVE TOTAL RETURNS."

The peformance graph plots the data points listed below the graph for the data sets (i) Trimble Navigation Limited, (ii) Nasdaq Composite Total Return Index
(US) and (iii) the Standard & Poor's Technology Sector Index. The graph has a horizontal axis at its bottom which lists from left to right the dates 96, 97, 98, 99, 00, and 01. The graph has a vertical axis at its left which lists from bottom to top numbers 0, 50, 100, 150, 200, 250, 300, 350, 400, and 450. The
data points for each data set are plotted on the graph and are connected by line. The line connecting the data points in the Trimble Navigation Limited data set is bold with square to mark the points, while the lines connecting the data points in the Nasdaq Composite Total Return Index (US) data set and the S&P Technology Sector Index data set are dashed with triangle to mark data point and small square dashes with circle to mark data points, respectively.]

                       DATA POINTS FOR PERFORMANCE GRAPH

                             12/96   12/97   12/98  12/99  12/00  12/01
                            --------------------------------------------
Trimble Navigation
   Limited           TRMB     100     190     63     188    209    141

Nasdaq Stock Market
    (U.S.)           INAS     100     122     173    321    193    153

S&P Technology
   Sector            ITES     100     126     218    382    229    175

--------------------------
(1) The data in the above graph is presented on a calendar year basis through December 31, 2001 which is the most currently available data from the indicated sources. The Company adopted a 52-53 week fiscal year effective upon the end of fiscal year 1997 and the actual date of the Company's 2001 fiscal year end was December 28, 2001. Any variations due to any differences between the actual date of a particular fiscal year end and the calendar year end for such year are not expected to be material.

* Assumes an investment of $100 on December 31, 1996 in the Company's Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Standard & Poor's Technology Sector Index. Total returns assume the reinvestment of dividends for the indexes. The Company has never paid dividends on its Common Stock and has no present plans to do so.

                  ITEM II--ADOPTION OF THE NEW 2002 STOCK PLAN


     The Company's Board of Directors has determined that it is in the best interests of the Company and its shareholders to adopt a new 2002 Stock Plan (the "2002 Plan") as described below. In March 2002, the Board of Directors approved the 2002 Plan and initially reserved 2,000,000 shares of the Company's Common Stock for issuance and sale thereunder, plus any shares currently reserved but unissued under the Company's 1993 Stock Option Plan (the "1993 Plan") as of the date of shareholder approval for the 2002 Plan, together with any shares returned, after the date of shareholder approval for the 2002 Plan, to the 1993 Plan as the result of the termination of any options originally granted under the 1993 Plan.

     The new 2002 Plan is subject to shareholder approval at the Annual Meeting and is intended to replace the Company's current 1993 Plan which is set to expire by its terms in October 2002. To date, no options have been granted under the 2002 Plan. Subject to shareholder approval of the 2002 Plan, the Board of Directors has approved the early termination of the Company's 1993 Plan contingent upon, and concurrent with, such shareholder approval. If shareholder approval is received for the new 2002 Plan, no new grants will be made under the Company's 1993 Plan.

     The Company's 1993 Plan was originally adopted by the Board of Directors in October 1992 and approved by the shareholders in April 1993. Since then, the Board of Directors and the shareholders of the Company have approved amendments to the 1993 Plan increasing the number of shares reserved for issuance thereunder to an aggregate of 5,925,000 shares of the Company's Common Stock. At the Record Date, options to purchase an aggregate of 4,249,461 shares, having an average exercise price of $19.5028 per share and expiring from July 2003 to January 2012 (with a weighted average remaining life of approximately 7.3 years) were outstanding and only 444,083 shares remained available for future grant under the 1993 Plan.

     Given the pending expiration of the 1993 Plan, the modest number of shares currently remaining for grant under the 1993 Plan, and the Company's present anticipated hiring needs and expectations, the Board of Directors believes that the adoption of a new 2002 Plan with 2,000,000 new shares, together with the shares currently remaining under the 1993 Plan (including any options returned to the 1993 Plan) as described above, is necessary in order for the Company to remain competitive in hiring and retaining employees and consultants. Attracting and recruiting highly skilled employees continues to be a priority for the Company. In addition, the Company believes that appropriately recognizing and rewarding its experienced and qualified employees is a benefit to the Company.

     Historically, over the last three years, the aggregate number of options granted to employees and consultants of the Company under the 1993 Plan, net of cancellations and returns to the 1993 Plan, is as follows:

         Fiscal year 2001: 634,541 shares
         Fiscal year 2000: 975,793 shares
         Fiscal year 1999: 944,948 shares

     The proposed adoption of the new 2002 Plan reflects the Company's philosophy that stock incentives are an important and meaningful component of employee compensation, which enables the Company to attract the best available candidates and to retain a talented employee base. The Board of Directors believes that the new proposed 2002 Plan is in the best interests of the Company, its shareholders, and its employees, and at the Annual Meeting the shareholders are being asked to approve the adoption of the new 2002 Plan.

     The essential features of the new 2002 Plan are outlined below:

General

     The purpose of the 2002 Plan is to help the Company attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Company's employees, directors and consultants and the employees and consultants of the Company's parent and subsidiary companies and to promote the success of the Company's business. Options granted under the 2002 Plan may be either "incentive stock options" or nonstatutory stock options.

Administration

     The 2002 Plan may generally be administered by the Company's Board of Directors or a committee appointed by the Board of Directors, referred to as the administrator. The administrator may make any determinations deemed necessary or advisable for the 2002 Plan.

Eligibility

     Nonstatutory stock options may be granted to the Company's employees, directors and consultants and to employees and consultants of any of the Company's parent or subsidiary companies. Incentive stock options may be granted only to the Company's employees and to employees of any of the Company's parent or subsidiary companies. The administrator, in its discretion, selects which of the Company's employees, directors and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

Limitations

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") places limits on the deductibility for federal income tax purposes of compensation paid to certain of the Company's executive officers. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 2002 Plan provides that no service provider may be granted, in any Company fiscal year, options to purchase more than 200,000 shares of the Company's Common Stock. Notwithstanding this limit, however, in connection with such individual's initial service with the Company, he or she may be granted options to purchase up to an additional 300,000 shares of the Company's Common Stock. These limits are subject to appropriate adjustments in the case of stock splits, reverse stock splits and the like.

Terms of Options

     Each option under the 2002 Plan is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions, but other specific terms may vary:

     (a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of options may not be less than 100% of the fair market value of the Company's Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Company's Common Stock is generally determined with reference to the closing sale price for the Company's Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

     (b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2002 Plan permits payment to be made by cash, check, promissory note, other shares of the Company's Common Stock (with some restrictions), cashless exercises, reduction in any Company liability the Company may owe to an optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     (c) Term of Option. The term of an option under the 2002 Plan may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) Termination of Service. If an optionee's service relationship with the Company terminates for any reason (excluding death or disability), then, unless the administrator provides otherwise, the optionee may generally exercise the option within three (3) months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship with the Company terminates due to the optionee's death or disability, then, unless the administrator provides otherwise, the optionee or the optionee's personal representative, estate, or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within twelve (12) months from the date of such termination..

     (e) Nontransferability of Options. Unless otherwise determined by the administrator, options granted under the 2002 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2002 Plan as may be determined by the administrator.

Adjustment Upon Changes in Capitalization

     In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other of the Company's securities, or other change in the Company's corporate structure affecting the Company's Common Stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2002 Plan, may (in its sole discretion) adjust the number and class of shares that may be delivered under the 2002 Plan and/or the number, class, and price of shares covered by each outstanding option.

     In the event of a liquidation or dissolution, any unexercised options will terminate. The administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option, including shares as to which the option would not otherwise be exercisable.

     In connection with the merger of the Company with or into another corporation or the Company's "Change in Control", as defined in the 2002 Plan, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period. If, in such a merger or Change in Control, the option is assumed or an equivalent option is substituted by such successor corporation, and if during a one-year period after the effective date of such merger or Change in Control, the optionee's status as a service provider is terminated for any reason other than the optionee's voluntary termination of such relationship, then the optionee shall have the right within three (3) months thereafter to exercise the option as to all of the optioned stock, including shares as to which the option would not be otherwise exercisable, effective as of the date of such termination.

Amendment and Termination of the 2002 Stock Plan

     The Company's Board of Directors may amend, alter, suspend or terminate the 2002 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain shareholder approval for any amendment to the 2002 Plan to the extent necessary and desirable to comply with applicable laws. Additionally, unless the Company obtains prior shareholder approval, the administrator will not amend any option to reduce its exercise price or agree to grant options in exchange for optionees agreeing to cancel outstanding options where the economic effect would be the same as reducing the exercise price of the cancelled option. No such action by the Board of Directors or shareholders may alter or impair any option previously granted under the 2002 Plan without the written consent of the optionee. Unless terminated earlier, the 2002 Plan shall terminate by its terms ten (10) years from the date that the 2002 Plan was adopted by the Board of Directors.

Certain Federal Income Tax Information

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two (2) years after grant of the option and one (1) year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Currently, net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 20% and capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by the Company's employee is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Currently, net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20% and capital losses are allowed in full against capital gains and up to $3,000 against other income.

     The foregoing is only a summary of the effect of federal income taxation upon the Company and optionees with respect to the grant and exercise of options under the 2002 Plan. It does not purport to be complete, nor does it discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

Vote Required

     The approval of the new 2002 Plan and the reservation of 2,000,0000 shares of the Company's Common Stock for issuance and sale under such plan, plus any shares currently reserved but unissued under the Company's 1993 Plan as of the date of shareholder approval for the 2002 Plan, together with any shares returned, after the date of shareholder approval for the 2002 Plan, to the 1993 Plan as the result of the termination of any options granted under the 1993 Plan, requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date.

Recommendation of the Board of Directors

     The Company's Board of Directors recommends a vote FOR the adoption of the new 2002 Stock Plan and the reservation of the number of shares of the Company's Common Stock described above for issuance and sale under the plan.

          ITEM III--AMENDMENT OF THE 1988 EMPLOYEE STOCK PURCHASE PLAN


     The Company's 1988 Employee Stock Purchase Plan (the "Purchase Plan"), was adopted by the Board of Directors in September 1988 and approved by the shareholders in April 1989, initially reserving 400,000 shares for purchase thereunder by eligible employees. Since then, the Board of Directors and the shareholders of the Company have approved amendments to the Purchase Plan increasing the shares available for purchase thereunder to an aggregate of 3,150,000 shares of the Company's Common Stock. As of the Record Date, eligible employees have purchased an aggregate of 2,604,188 shares of the Company's Common Stock under the Purchase Plan and 545,812 shares remained available for future sales under the Purchase Plan. During fiscal year 2001, eligible employees of the Company purchased an aggregate of 208,154 shares at an average price of $15.1338 per share under the Purchase Plan and, during the prior fiscal year 2000, eligible employees purchased an aggregate of 131,657 shares at an average price of $20.7074 per share under the Purchase Plan.

     In January 2002, the Board of Directors approved an additional amendment to the Purchase Plan to increase the number of shares of Common Stock available for future purchase by Company's eligible employees by 200,000 shares to an aggregate of 3,350,000 shares. The Company believes that maintaining a competitive employee stock purchase program is an important element in both recruiting and retaining employees in its current employment environment. The Company's Purchase Plan is designed to more closely align the interests of the Company's employees and shareholders by encouraging employees to invest their own money in the Company's equity securities. By allowing eligible employees to purchase shares of the Company's Common Stock at a slight discount, as described below under "Purchase Price," the Company's Purchase Plan actually encourages employees to become shareholders of the Company, thereby providing them with a direct incentive in the long-term growth and overall success of the Company.

     The Company is also requesting the authorization of additional shares under the Purchase Plan in order to preserve the current benefits of the Purchase Plan for employees and favorable accounting treatment for the Company. The Purchase Plan currently provides for six month enrollment periods, as described below under "Offering Periods." Under current accounting rules, if at the start of an enrollment period, the shares reserved for issuance under an employee stock purchase plan are insufficient to cover all shares issuable throughout that period, and (i) any shares sold during an enrollment period are authorized after the commencement of the enrollment period, and (ii) on such subsequent authorization date, the fair market value ("FMV") of the shares is higher than the FMV of the shares at the beginning of the enrollment period, then the Company would be required to record a charge to earnings for each subsequent quarter in which the FMV of shares on a semi-annual purchase date was higher than the FMV of the shares on the enrollment date, to reflect the perceived compensatory element of the difference in FMV. Such an accounting charge could be significant to the Company depending upon the size of the shortfall in the number of shares and the change in FMV in such shares.

     The Company believes that the amendment increasing the number of shares under the Purchase Plan will enable the Company to continue its policy of encouraging widespread employee stock ownership as a means of motivating high levels of employee performance and encouraging employees to stay with the Company and help it grow, thereby increasing shareholder value. The Board of Directors believes that the proposed amendment is in the best interests of the Company, its shareholders, and its employees and at the Annual Meeting, the shareholders are being asked to approve an increase of 200,000 shares Common Stock available for future purchase by eligible employees under the Purchase Plan.

     The essential features of the Purchase Plan are outlined below:

Purpose

     The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions in a manner that qualifies under Section 423 of the Internal Revenue Code.

Administration

     The Purchase Plan is administered by the Board of Directors or a designated Committee of the Board of Directors, referred to as an administrator.

Eligibility

     Only employees employed by the Company or its designated subsidiaries on the first day of an offering period may participate in the Purchase Plan. For this purpose, an "employee" is any person who has been continually employed for at least two consecutive months and is regularly employed at least twenty hours per week and at least five months per calendar year by the Company or any of its designated subsidiaries. No employee may be granted an option under the Purchase Plan if: (i) immediately after the grant of the option, the employee would own five percent or more of the total combined voting power or value of the stock of the Company or any of its subsidiaries; or (ii) an employee's right to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined with reference to the fair market value of the Common Stock at the time of grant) in a calendar year. Subject to these eligibility criteria, the Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions subject to certain limitations described below. See "Payment of Purchase Price; Payroll Deductions."

Offering Periods

     The Purchase Plan is implemented by offering periods lasting six months with a new offering period commencing every six months, on or about January 1st and July 1st of each year. Normally, a participant's payroll deductions are accumulated throughout an offering period and, at the end of the offering period, shares of the Company's Common Stock are purchased with the accumulated payroll deductions.

Purchase Price

     The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of an offering period or (ii) 85% of the fair market value of a share of Common Stock on the last day of each offering period. The fair market value of the Common Stock on a given date is generally the closing sale price of the Common Stock as reported on the Nasdaq National Market for such date.

Payment of Purchase Price; Payroll Deductions

     The purchase price of the shares is accumulated by payroll deductions over the offering period. The Purchase Plan provides that the aggregate of such payroll deductions during the offering period shall not exceed 10% of the participant's compensation during any offering period, nor $21,250 for all offering periods which end in the same calendar year. During an offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease, but not increase, the rate of payroll deductions in an offering period within limits set by the administrator.

     All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the Purchase Plan are used for general corporate and working capital purposes. A participant may not make any additional payments into his or her account.

Withdrawal

     A participant may terminate his or her participation in the Purchase Plan at any time by giving the Company a written notice of withdrawal. In such event, all of the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

Termination of Employment

     Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account but not used to purchase shares will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate.

Adjustments Upon Changes in Capitalization

     In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as a stock split, stock dividend, combination or reclassification of the Common Stock, resulting in an increase or decrease in the number of shares of Common Stock, proportionate adjustments will be made by the Board of Directors in the shares subject to purchase and in the price per share under the Purchase Plan. In the event of liquidation or dissolution of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board of Directors. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any offering periods then in progress shall be shortened by the setting of a new exercise date to be held before the Company's proposed sale or merger. At least ten days before the new exercise date, the Board of Directors will notify each participant that the exercise date has been changed and that the participant's option will automatically exercise on the new exercise date, unless the participant withdraws from the Purchase Plan.

Amendment and Termination

     The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan, except that (i) no such termination shall affect options previously granted unless the Board of Directors determines that terminating an Offering Period is in the best interests of the Company and (ii) no amendment shall make any change in an option granted prior thereto which adversely affects the rights of any participant.

Certain Federal Income Tax Information

     The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the beginning of the offering period in which they are purchased and one year from the date of the applicable purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the beginning of the offering period in which they are purchased. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Vote Required

     Approval of the increase of 200,000 shares of Common Stock available for purchase by eligible employees under the Purchase Plan requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date.

Recommendation of the Board of Directors

     The Company's Board of Directors recommends a vote FOR an increase of 200,000 shares in the number of shares of Common Stock available for purchase by eligible employees under the 1988 Employee Stock Purchase Plan from 3,150,000 shares to an aggregate of 3,350,000 shares.

          ITEM IV--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors, to audit the financial statements of the Company for the current fiscal year ending January 3, 2003. Ernst & Young has been the Company's independent auditors since their appointment in 1986. The Company expects that a representative of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Fees Billed to the Company by Ernst & Young LLP During Fiscal Year 2000

Audit Fees:

     Audit fees billed to the Company by Ernst & Young related to the Company's fiscal year 2001 for the review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports filed on Form 10-Q totaled approximately $738,000.

Financial Information Systems Design and Implementation Fees:

     The Company did not engage Ernst & Young to provide any advice to the Company regarding financial information systems design and implementation during fiscal year 2001.

All Other Fees:

     Fees billed to the Company by Ernst & Young related to the Company's fiscal year 2001 for all other non-audit related services rendered to the Company, including tax related services, totaled approximately $1,082,000, which included approximately $993,000 for due diligence procedures, services and advice related to mergers and acquisitions.

Vote Required

     Ratification of the appointment of Ernst & Young as the Company's independent auditors for the current fiscal year ending January 3, 2003, will require the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date. In the event that such ratification by the shareholders is not obtained, the Audit Committee and the Board of Directors will reconsider such selection.

Recommendation of the Board of Directors

     The Company's Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current fiscal year ending January 3, 2003.

                                  OTHER MATTERS


     The Company knows of no other matters to be submitted for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying Proxy as promptly as possible in the postage-prepaid envelope which has been enclosed for your convenience or vote electronically via the Internet or by telephone in accordance with the detailed instructions on your individual Proxy card.


                                For the Board of Directors
                                TRIMBLE NAVIGATION LIMITED

                                ROBERT S. COOPER
                                Chairman of the Board

Dated:  April 22, 2002

                                   APPENDIX A

PROXY                    TRIMBLE NAVIGATION LIMITED                        PROXY

                  PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

           This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned shareholder of TRIMBLE NAVIGATION LIMITED, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 22, 2002, and hereby appoints Robert S. Cooper and Steven W. Berglund, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of TRIMBLE NAVIGATION LIMITED, to be held on Thursday, May 23, 2002, at 1:00 p.m. local time, at the Westin Hotel in Santa Clara, located at 5101 Great America Parkway, Santa Clara, California 95054 in the Magnolia Room and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE
ADOPTION OF A NEW 2002 STOCK PLAN AS DESCRIBED IN THE PROXY STATEMENT, FOR THE APPROVAL OF AN INCREASE OF 200,000 SHARES IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR PURCHASED BY ELIGIBLE EMPLOYEES UNDER THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE CURRENT FISCAL YEAR ENDING JANUARY 3, 2003, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.


                (Continued, and to be signed on the other side)


                              FOLD AND DETACH HERE




                YOU MAY VOTE IN ANY OF THE FOLLOWING THREE WAYS:

1. Vote via the Internet at http://www.proxyvoting.com/trmb. You will need the Control Number that appears in the box in the lower right corner of this card.

2. Vote by telephone by calling 1-800-435-6710 from a touch-tone telephone in the U.S. There is no charge for this call. You will need the Control Number that appears in the box in the lower right conrner of this card.

3. Mark, sign and date this proxy form and return it in the enclosed envelope.

                                                         Please mark
                                                         your votes      [X]
                                                         as indicated in
                                                         in this example

1. Elections of Directors to
   serve for the ensuing year
   and until their successors
   are elected.
                                      WITHHOLD
                                 FOR   FOR All
INSTRUCTION: If you wish to                                                  FOR AGAINST ABSTAIN                FOR AGAINST ABSTAIN
withhold authority to vote for   [ ]    [ ]  2. To approve the adoption of a                    4.To ratify the
any individual nominee, strike                  new 2002 Stock Plan and to                        appointment of [ ]   [ ]    [ ]
a line through that nominee's                   reserve 2,000,000 shares of   [ ]   [ ]     [ ]   Ernst & Young LLP
name in the list below:                         the Company's Common Stock                        as independent
                                                together with shares as de-                       auditors of the
                                                scribed n the Proxy Statement.                    Company.
01 Steven W. Berglund, 02 Robert S. Cooper,
03 John B. Goodrich, 04 William Hart, 05 Ulf
J. Johansson, and 06 Bradford W. Parkinson  3. To approve an increase of
                                               200,000 shares in the number of
                                               shares of Common Stock avail-  [ ]    [ ]     [ ]
                                               able for purchase under the
                                               Company's 1988 Employee
                                               Stock Purchase Plan.


______________________________________________________




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                                                                                      |
                                                                                      |
                                                                                      |
                                                                                      |







Signature(s)______________________________________________   Dated _______, 2002
(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. If signing for estates, trusts, corporations, or partnerships title or capacity should be stated. If shares are held jointly each holder should sign.)


                              FOLD AND DETACH HERE


     [Omitted picture of   VOTE BY TELEPHONE OR INTERNET   [Omitted picture
         telephone]                                          of computer]

                        QUICK * * * EASY * * * IMMEDIATE
           YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-435-6710 on a touch tone telephone
                         24 hours a day - 7 days a week.
     There is NO CHARGE to you for this call. - Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand conrner of this form.

OPTION #1: To vote as the Board of Directors recommends on ALL Items: Press 1.
              When asked, please confirm your vote by Pressing 1.

OPTION #2: If you choose to vote on each item separately, press 0. You will hear these instructions:
                Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR
                            ALL nominees, press 9.
                            To WITHOHLD FOR INDIVIDUAL nominee(s), press 0 and listen to the instructions.
                Proposal 2: To vote FOR, press 1; AGAINST, press 9;
                            ABSTAIN, press 0.
              When asked, please confirm your vote by Pressing 1.
           The instructions are the same for all remaining proposals.
                                      or
2. VOTE BY INTERNET: Follow the instructions at our Website Address:
                     http://www.proxyvoting.com/trmb
                                       or
3. VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.
NOTE: If you vote by internet or telephone, THERE IS NO NEED TO MAIL BACK your
      Proxy Card.
                             THANK YOU FOR VOTING.

                                    APPENDIX B



TRIMBLE NAVIGATION LIMITED ANNUAL MEETING TO BE HELD ON 05/23/02 AT 1:00 P.M. PDT FOR HOLDERS AS OF 03/22/02
    6    1-0001


CUSIP: 896239100

DIRECTORS                                         CONTROL NO.
----------                                                              |-------
DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLWOING               |
NOMINEES                                                         0010100|
1- 01-STEVEN W. BERGLUND, 02-ROBERT S. COOPER, 03-JOHN B GOODRICH,      |
   04-WILLIAM HART, 05-ULF J. JOHANSSON, 06-BRADFORD W. PARKINSON       |
                                                                        |



                                                                   DIRECTORS
PROPOSALS                                                         RECOMMENDED
----------                                                       ------------
     2  - TO APPROVE THE ADOPTION OF A NEW 2002 STOCK ------>>>      FOR --->>>2
          PLAN AND TO RESERVE 2,000,000 SHARE OS THE COMPANY'S     0020701
          COMMON STOCK TOGETHER WITH SHARES AS DESCRIBED IN
          THE PROXY STATEMENT.

     3  - TO APPROVE AN INCERASE OF 2000,000 SHARES ------>>>        FOR --->>>2
          IN THE NUMBER OF SHARES OF COMMON STOCK AVAILALBE        0020802
          FOR PURCHASE UNDER THE COMPANY'S 1988 EMPLOYEE
          STOCK PURCHASE PLAN.

     4 -  TO RATIFY THE APPOINTMENT OF ERNST & YOUNG ------>>>       FOR --->>>3
          LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.          0010200


                             HOUSEHOLDING ELECTION

(HH) Mark "FOR" to enroll this account to receive certain future shareholders communications in a single package per household. Mark "AGAINST" if you do not want to participate. --------->>>
     To change your election in the future, call 1-800-542-1061. See accompanying page for more information about this election.

FOLD AND DETACH HERE

          TRIMBLE NAVIGATION LIMITED
          05/23/02 AT 1:00 P.M. PDT
                 2 ITEM(S)                SHARE(S)

                  DIRECTORS
                  ---------
         (MARK 'X' FOR ONLY ONE BOX)

1 [   ]   FOR ALL NOMINEES
                                                            |------
  [   ]   WITHHOLD ALL NOMINEES                             |
                                                            |
  [   ]   WITHHOLD AUTHORITY TO VOTE FOR
          ANY INDIVIDUAL NOMINEE. WRITE
          NUMBER(S) OF NOMINEE(S) BELOW.

  USE NUMBER ONLY __________________________

   FOR    AGAINST   ABSTAIN
2 [   ]    [   ]     [   ]    PLEASE INDICATE YOUR PROPOSAL SELECTION BY
                              FIRMLY PLACING AN 'X' IN THE APPROPRIATE     [X]
                              NUMBERED BOX WITH BLUE OR BLACK INK ONLY

     DO NOT USE               SEE VOTING INSTRUCTIONS NO. 2 ON REVERSE

     DO NOT USE               ACCOUNT NO:

   FOR    AGAINST   ABSTAIN   CUSIP: 896239100
3 [   ]    [   ]     [   ]
                              CONTROL NO:

     DO NOT USE               CLIENT NO:

     DO NOT USE               PLEASE MARK HERE IF YOU PLAN TO ATTEND
                              AND VOTE YOUR SHARES AT THE MEETING     [   ]
   FOR    AGAINST   ABSTAIN
4 [   ]    [   ]     [   ]

     DO NOT USE
                              51 MERCEDES WAY
     DO NOT USE               EDGEWOOD NY 17717

   FOR    AGAINST   ABSTAIN
     DO NOT USE
                              IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY
     DO NOT USE               HOLDER DOCUMENTS (HH)

     DO NOT USE              [Shareholders address]

   FOR    AGAINST   ABSTAIN
     DO NOT USE

     DO NOT USE

     DO NOT USE


                              _____________________________________  /____/____
FOLD AND DETACH HERE          SIGNATURE(S)                            DATE

                                   APPENDIX C

                           TRIMBLE NAVIGATION LIMITED

                                 2002 STOCK PLAN


     1. Purposes of the Plan. The purposes of this 2002 Stock Plan are:

     o to attract and retain the best available personnel for positions of substantial responsibility,

     o    to  provide   additional   incentive  to   Employees,   Directors  and
          Consultants, and

     o    to promote the success of the Company's business.

     Options   granted  under  the  Plan  may  be  Incentive  Stock  Options  or
Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2. Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

     (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

     (c) "Board" means the board of directors of the Company.

     (d) "Change in Control" means the occurrence of any of the following events:

          (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

          (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

          (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

          (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

     (g) "Common Stock" means the common stock of the Company.

     (h) "Company" means Trimble Navigation Limited, a California corporation.

     (i) "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

     (j) "Director" means a member of the Board.

     (k) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (q) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

     (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (s) "Option" means a stock option granted pursuant to the Plan.

     (t) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (u) "Optioned Stock" means the Common Stock subject to an Option.

     (v) "Optionee" means the holder of an outstanding Option granted under the Plan.

     (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (x) "Plan" means this 2002 Stock Plan.

     (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (z) "Section 16(b) " means Section 16(b) of the Exchange Act.

     (aa) "Service Provider" means an Employee, Director or Consultant.

     (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

     (cc)  "Subsidiary"  means  a  "subsidiary  corporation",   whether  now  or
hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,000,000 Shares plus (a) any Shares which have been previously reserved but not issued under the Company's 1993 Stock Option Plan (the "1993 Plan") as of the date of shareholder approval of this Plan, and (b) any Shares returned to the 1993 Plan as a result of termination of options granted under the 1993 Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires, is cancelled or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of restricted stock are repurchased by the Company, such Shares shall become available for future grant under the Plan.

     4.  Administration  of the Plan.

     (a) Procedure.

          (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to select the Service Providers to whom Options may be granted hereunder;

          (ii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

          (iii) to approve forms of agreement for use under the Plan;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (v) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

          (vii) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; provided, however, that the Administrator shall not reduce the exercise price of Options or cancel any outstanding Option and replace it with a new Option with a lower exercise price, where the economic effect would be the same as reducing the exercise price of the cancelled Option, without the approval of the Company's shareholders;

          (viii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator; and

          (x) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.


     5. Eligibility. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

     (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

     (c) The following limitations shall apply to grants of Options:

          (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

          (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 300,000 Shares, which shall not count against the limit set forth in subsection (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
     Section 12.

          (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.


     7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8. Term of Option. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.


     9. Option Exercise Price and Consideration.

     (a)  Exercise  Price.  The per share  exercise  price for the  Shares to be
issued   pursuant  to  exercise  of  an  Option  shall  be   determined  by  the
Administrator, subject to the following:

          (i) In the case of an Incentive Stock Option

               (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or consolidation of or by the Company with or into another corporation, the purchase or acquisition of property or stock by the Company of another corporation, any spin-off or other distribution of stock or property by the Company or another corporation, any reorganization of the Company, or any partial or complete liquidation of the Company, if such action by the Company or other corporation results in a significant number of Employees or employees being transferred to a new employer or discharged, or in the creation or severance of the Parent-Subsidiary relationship.

     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

          (i) cash;

          (ii) check;

          (iii) promissory note;

          (iv) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

          (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option or such person's authorized agent, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider or within thirty (30) days (or such longer period of time not exceeding three (3) months as is determined by the Administrator), the Option may be exercised following the Optionee's death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Optionee's death. If, at the time of death, Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     11. Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the
Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

     12. Adjustments; Dissolution; Merger or Change in Control.

     (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option and the numerical limits of Section 6.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event the successor corporation does not agree to assume the Option or substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to vest in and exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be vested or exercisable. If the Administrator makes an Option fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. If, in such a merger or Change in Control, the Option is assumed or an equivalent option or right is substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, and if during a one-year period after the effective date of such merger or Change in Control, the Optionee's status as a Service Provider is terminated for any reason other than the Optionee's voluntary termination of such relationship, then the Optionee shall have the right within three (3) months thereafter to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not be otherwise exercisable, effective as of the date of such termination.

     For the purposes of this subsection (c), the Option shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

     13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Shareholder Approval. The Company shall obtain shareholder approval of this Plan amendment to the extent necessary and desirable to comply with Applicable Laws and Section 16(c) below.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan or any Option shall (i) impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company or (ii) permit the reduction of the exercise price of an Option after it has been granted (except for adjustments made pursuant to Section 12), unless approved by the Company's shareholders. Neither may the Administrator, without the approval of the Company's shareholders, cancel any outstanding Option and replace it with a new Option with a lower exercise price, where the economic effect would be the same as reducing the exercise price of the cancelled Option. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     15.  Conditions  Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                   APPENDIX D

                               TRIMBLE NAVIGATION

                        1988 EMPLOYEE STOCK PURCHASE PLAN
                            (as amended May 11, 2000)

     The following constitute the provisions of the Employee Stock Purchase Plan of Trimble Navigation.

 1. Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

 2. Definitions.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" shall mean the Common Stock of the Company.

     (d) "Company" shall mean Trimble Navigation.

     (e) "Compensation" shall mean all regular straight time gross earnings, commissions, incentive bonuses, overtime, shift premium, lead pay and other similar compensation, but excluding automobile allowances, relocation and other non-cash compensation. Notwithstanding the foregoing, the Employee may elect to exclude bonuses from the calculation of compensation.

     (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (h) "Employee" shall mean any person, including an officer, whose customary employment with the Company is at least twenty (20) hours per week by the Company or one of its Designated Subsidiaries and more than five (5) months in any calendar year.

     (i) "Enrollment Date" shall mean the first day of each Offering Period.

     (j) "Exercise Date" shall mean the last day of each Offering Period.

     (k) "Offering Period" shall mean, except with respect to the first Offering Period as described herein, a period of six (6) months during which an option granted pursuant to the Plan may be exercised. The first Offering Period shall commence August 15, 1988, and end December 31, 1988.

     (l) "Plan" shall mean this Employee Stock Purchase Plan.

     (m) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

 3.  Eligibility.

     (a) Any Employee as defined in paragraph 2 who has been continuously employed by the Company for at least two (2) consecutive months and who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan. However, notwithstanding the foregoing, for purposes of the first Offering Period only, any Employee defined in paragraph 2 who was employed by the Company as of August 9, 1988 shall be eligible to participate in the Plan.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

 4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about January 1 and July 1 of each year; provided, however, that the first Offering Period shall commence on or about August 15, 1988. The Plan shall continue thereafter until terminated in accordance with paragraph 19 hereof. Subject to the shareholder approval requirements of paragraph 19, the Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

 5.  Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least five (5) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

     (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

 6.  Payroll Deductions.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's aggregate Compensation during said Offering Period.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease, but not increase, the rate of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement. A participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 10.

     (d) Notwithstanding  the foregoing,  to the extent necessary to comply with
Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

 7.  Grant of Option.

     (a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

     (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal.

 8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10 below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased and any payroll deductions accumulated in a participant's account which are not used to purchase shares shall remain in the participant's account for the subsequent Offering Period, subject to an earlier withdrawal as provided in paragraph 10. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

 9. Delivery. Unless a participant makes an election to delay the issuance of Certificate representing purchased shares, as promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. A participant may make an election to delay the issuance of stock certificates representing shares purchased under the Plan by giving written notice to the Company the form of Exhibit D to this Plan. Any such election shall remain in effect until it is revoked by the participant or, if earlier, upon the termination of the participant's Continuous Status as an Employee. The Company may limit the time or times during which participants may revoke such elections, except that a participant shall automatically receive a certificate as soon as practicable following termination of his or her Continuous Status as an Employee and that participants shall be given the opportunity to revoke such elections at least once each calendar year.

 10. Withdrawal; Termination of Employment.

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

     (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and such participant's option will be automatically terminated.

     (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant's option terminated.

     (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

 11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

 12.  Stock.

     (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 3,150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

 13. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan.

 14. Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

 15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

 16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

 17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

 18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

 19. Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

 20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

 21. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and degree required under the applicable state and federal tax and securities laws.

 22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

 23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

                                    EXHIBIT A

                               TRIMBLE NAVIGATION

                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

   _____ Original Application                Enrollment Date: ___________
   _____ Change in Payroll Deduction Rate
   _____ Change of Beneficiary(ies)

1. _____________________________ hereby elects to participate in the Trimble Navigation Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Stock Purchase Plan.

  ________ Include bonuses as part of Compensation subject to payroll deduction.

  ________ Exclude bonuses from Compensation subject to payroll deduction.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete "Trimble Navigation Employee Stock Purchase Plan." I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Stock Purchase Plan.

5. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:___________________________________________________________________

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition. However, if I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the Enrollment Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:



    NAME:  (Please print)______________________________________________________
                         (First)         (Middle)               (Last)


    ________________________________  _________________________________________
    Relationship
                                      _________________________________________
                                      (Address)

    NAME:  (Please print)______________________________________________________
                         (First)         (Middle)               (Last)


    ________________________________  _________________________________________
    Relationship
                                      _________________________________________
                                      (Address)

    Employee's Social
    Security Number:                  _________________________________________

    Employee's Address:               _________________________________________

                                      _________________________________________

                                      _________________________________________





     I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated: __________________________________   ___________________________________
                                            Signature of Employee

                                    EXHIBIT B

                               TRIMBLE NAVIGATION
                          EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL

     The undersigned participant in the Offering Period of the Trimble Navigation Employee Stock Purchase Plan which began on ____________, 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as possible all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                    Name and Address of Participant

                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________

                                    Signature

                                    ___________________________________________

                                    Date:______________________________________

                                    EXHIBIT C

                               TRIMBLE NAVIGATION
                          EMPLOYEE STOCK PURCHASE PLAN
                       NOTICE TO RESUME PAYROLL DEDUCTIONS

     The undersigned participant in the Offering Period of the Trimble Navigation Employee Stock Purchase Plan which began on ______________, 19___ hereby notifies the Company to resume payroll deductions for his or her account at the beginning of the next Exercise Period within such Offering Period in accordance with the terms of the Subscription Agreement executed by the undersigned at the beginning of the Offering Period. The undersigned understands that he or she may change the payroll deduction rate or the beneficiaries named in such Subscription Agreement by submitting a revised Subscription Agreement.


                                    Name and Address of Participant

                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________

                                    Signature

                                    ___________________________________________

                                    Date:______________________________________

                                    EXHIBIT D

                               TRIMBLE NAVIGATION
                          EMPLOYEE STOCK PURCHASE PLAN
                         ELECTION/REVOCATION OF ELECTION
                          DELAY ISSUANCE OF CERTIFICATE

The undersigned participant in the 1988 Trimble Navigation Employee Stock Purchase Plan (the "Stock Purchase Plan"), hereby elects to allow Trimble Navigation (the "Company") or its agent to delay issuance of a certificate representing shares purchased under the Plan in accordance with the provisions of the Stock Purchase Plan. This election shall continue in effect until the termination of the undersigned's Continuous Status as an Employee or until revoked pursuant to such Stock Purchase Plan. This election shall not otherwise affect the participant's rights as a shareholder of the Company.

                                      -OR-

_____________________________ hereby revokes his or her prior election to allow the Company to delay issuance of a certificate pursuant to the terms of the Stock Purchase Plan. The Company shall deliver to participant as promptly as practicable a certificate representing all shares purchased thereby.

                                    Name and Address of Participant

                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________

                                    Signature

                                    ___________________________________________

                                    Date:______________________________________